UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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ADTRAN Holdings, Inc.

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ADTRAN Holdings, Inc.

SUPPLEMENT TO PROXY STATEMENT DATED MARCH 28, 2023

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 10, 2023

This Supplement provides additional information with respect to the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) of ADTRAN Holdings, Inc. (“ADTRAN” or the “Company”) to be held virtually at 10:30 a.m., Central Time, on Wednesday, May 10, 2023. On March 28, 2023, the Company filed with the Securities and Exchange Commission and commenced distribution of its Notice of Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the 2023 Annual Meeting. Please read this Supplement in conjunction with the Notice and Proxy Statement. This Supplement is being made available on or about May 2, 2023.

To: Glass Lewis	May 2, 2023

Re: Report Feedback Statement

The purpose of this document is to ensure that ADTRAN Holdings, Inc. (“ADTRAN”) stockholders have a robust understanding of the actions taken by the Compensation Committee and Board of Directors related to:

•	The conversion of outstanding PSUs to RSUs upon approval of the business combination with ADVA Optical Networking SE (“ADVA”) in July 2022 and

•	Our CEO’s pay in 2022 and 2023 (several of the one-time pay actions in 2022 were very situation specific and will not be repeated in 2023)

ADTRAN has historically received strong Say-on-Pay support from stockholders, and the Company takes stockholder feedback very seriously. Our Board of Directors unanimously recommends that you vote “FOR” our advisory proposal with respect to the compensation of the Company’s named executive officers (“NEOs”) at our 2023 Annual Meeting.

PSU Conversion Upon Approval of Business Combination

In connection with the business combination with ADVA Optical Networking SE (“ADVA”) that closed in 2022, the Compensation Committee and Board of Directors (“Board”), in conjunction with its outside advisors, reviewed various alternatives related to the treatment of PSUs upon approval of the business combination.

As a result of this review, it was determined that converting all outstanding PSUs to RSUs on the basis of target performance and retaining the same vesting provisions as the original PSU awards was the most appropriate course of action given the difficulty in properly assessing performance achievement (i.e., since the original financial goals were developed specific to pre-business combination ADTRAN and not directly comparable to the financial results of ADTRAN Holdings, Inc.). It should also be noted that the performance attainment of the outstanding PSUs could have been above target due to the inclusion of the merged business, which would have resulted in payment of up to 150% of the target amount. The conversion of the PSUs eliminated any upside above target and provided a retention incentive for key employees during the integration period. However, given the performance period was being truncated, as discussed above, the Compensation Committee and Board determined that converting the PSUs on a target basis was appropriate.

The PSU-to-RSU conversion applied to all ADTRAN PSU holders (not only NEOs). More importantly, this conversion was approved by 97.9% of stockholders in our Advisory Vote on Golden Parachutes at our January 2022 Special Meeting of Stockholders. Proxy advisory firms also supported this proposal.

2022 CEO Pay Actions and Rationale

Base Salary

•	Action: Increased to $1.0 million upon close of the business combination

•	Rationale: Based on competitive benchmarking data provided to the Compensation Committee and Board reflecting the increased size and scope of the Company, post-business combination

Target Annual Incentive (expressed a percentage of base salary)

•	Action: No change

•	Rationale: Already competitively positioned versus the compensation peer group

Annual LTI Awards

•	Action: Mr. Stanton was granted RSUs and the remaining third tranche of the 2020 EBIT-Based PSUs in Q1 2022

•	Rationale: Awards were consistent with historical practices and LTI award structure for other NEOs

One-Time LTI Awards

•

Action: In conjunction with entering into an employment agreement, Mr. Stanton was granted a one-time award of RSUs in July 2022 (target value of $4.0 million) and PSUs in November 2022 (target value of $2.0 million).

•

Rationale: In light of the business combination, the Board wanted to ensure Mr. Stanton remained as CEO – in order to provide leadership continuity – during the period integrating ADVA and ADTRAN. Previously Mr. Stanton was not under contract. Additionally, because the business combination agreement stipulated that all outstanding PSUs would be converted to time-based RSUs, the Board felt it was critical for Mr. Stanton to also have long-term incentives with performance-based vesting conditions.

2023 CEO Pay Actions and Rationale

Base Salary and Target Annual Incentive

•	Action: No change

•	Rationale: Already competitively positioned versus the compensation peer group

Annual LTI Awards

•	Action: Mr. Stanton was granted PSUs (based on relative TSR and Adjusted EBIT) and RSUs in Q1 2023 that were structed as follows:

LTI Award Vehicle	Weight	Target Value ($000s)
PSUs – Relative TSR	30%	$1,200
PSUs – Adjusted EBIT	30%	$1,200
RSUs	40%	$1,600

•	Rationale: Mix of performance- and time-based LTI, with an emphasis on performance.

2023 vs. 2022 CEO Compensation

As shown in the table below, 2023 target compensation for Mr. Stanton will decrease as a result of the one-time pay actions in 2022 not being repeated:

$000s

Pay Element	2022	2023	% Change
A.Base Salary (1)	$1,000	$1,000	0%
B.Target Annual Incentive (1)	$1,400	$1,400	0%
C.Annual LTI Awards (2)	$8,633	$4,000	-54%
D.Target Total Direct Compensation [A+B+C]	$11,033	$6,400	-42%

(1)	2022 amount reflects value as of fiscal year end.
(2)

2023 amount reflects the target value award value of PSUs (weighted at 60% performance-based awards targeted on relative TSR and Adjusted EBIT) and RSUs (weighted at 40% time-based). The actual value disclosed for proxy reporting purposes (to be disclosed in our 2024 proxy statement) may differ from the target value due to the required accounting valuation methodology prescribed by the SEC.

Other Compensation Plan Modifications to be Considered by Compensation Committee

Based on feedback received from shareholders, the Compensation Committee will assess the following compensation plan changes for future LTI awards:

1.

All LTI awards granted should include double-trigger change-in-control vesting provisions. Note that Mr. Stanton’s LTI awards currently have double-trigger change-in-control vesting provisions per his employment contract while other NEOs do not currently include double-trigger provisions.

2.	Relative TSR PSU awards should contain the following design features:

a.	Target payout should require performance above the median TSR level.

b.	If ADTRAN’s TSR is negative over the performance measurement period, the payout should be capped.

We appreciate the opportunity to respond to the Glass Lewis Report. We invite our shareholders to review our Proxy Statement, and we would be pleased to discuss any questions they may have.

Best regards,

/s/ Michal Foliano

Michael Foliano

Corporate Secretary

Adtran Holdings, Inc.

(256) 963-8885

email: investor.relations@adtran.com